UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 8, 2018

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX	77077-2099
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into Material Definitive Agreement.

On March 8, 2018, with respect to the offering and sale of $500,000,000 aggregate principal amount of its 3.550% Senior Notes due 2025 (the “2025 Notes”) and $500,000,000 aggregate principal amount of its 4.450% Senior Notes due 2048 (the “2048 Notes” and, together with the 2025 Notes, the “Notes”), Sysco Corporation (“Sysco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”).

The terms of the Notes will be governed by the Indenture dated as of June 15, 1995 (the “Base Indenture”) between Sysco and The Bank of New York Mellon Trust Company, N.A., as successor trustee ( “Bank of New York Mellon”), as amended and supplemented by the Thirteenth Supplemental Indenture dated as of February 17, 2012 among Sysco, the Guarantors named therein (the “Guarantors”) and the Trustee, and two related supplemental indentures (each applicable to one of the series of the Notes) to be dated as of the closing date, among Sysco, the Guarantors and U.S. Bank National Association, as trustee solely with respect to the Notes and any other series of Securities (as defined in the Base Indenture) issued under the Base Indenture, for which U.S. Bank National Association may be designated from time to time as trustee, in lieu of Bank of New York Mellon, setting forth the specific terms applicable to the Notes.

The offering of the Notes is expected to close on March 19, 2018, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. Sysco intends to use a portion of the net proceeds of the offering to fund the purchase, pursuant to a tender offer, of up to $200 million combined aggregate principal amount of the following securities, in order of priority from the highest priority to the lowest priority: its 6.625% Senior Notes due 2039, its 7.160% Debentures due 2027, its 6.500% Debentures due 2028 and its 5.375% Senior Notes due 2035. The remaining net proceeds are expected to be used to repay outstanding borrowings under Sysco’s commercial paper program and for general corporate purposes. The offering is not conditioned upon the successful consummation of the tender offer.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-206568) and are described in a Prospectus Supplement dated March 8, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements of Sysco, and customary conditions to closing, indemnification rights and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of certain of the underwriters are lenders under Sysco’s credit facility. In addition, affiliates of certain of the underwriters are dealers under Sysco’s commercial paper program and may hold commercial paper notes thereunder. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Sysco and its affiliates, for which they received or will receive customary fees and expenses. Goldman Sachs & Co. LLC is acting as the sole dealer manager in connection with the tender offer, and it will receive customary compensation in connection therewith. In addition, certain of the underwriters and/or their respective affiliates may hold a portion of the tender offer securities for their own account and/or for the accounts of customers and, therefore, may receive a portion of the net proceeds from the offering if such tender offer securities are tendered in the tender offer. Additionally, U.S. Bancorp National Association, an affiliate of one of the underwriters, is trustee for the Notes.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statement and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated March 8, 2018 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated March 8, 2018 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: March 14, 2018	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary